EXHIBIT 10.19

Agreement, dated as of July 12, 2000 between Charles Zhang and Pacific Century Cyberworks

This Agreement is hereby executed on the 12th day of July, 2000 between:

1. Pacific Century CyberWorks Ltd., whose principal place of business is at 39th floor, Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong ("PCCW"), and

2. Charles Zhang at 7 Jianguomen Nei Avenue, Suite 1519, Tower 2, Bright China Chang An Building, Beijing 100005, China.

Now it is hereby agreed as follows:

Charles Zhang hereby agrees to procure Sohu.com, Inc. to purchase within a period of three years from the date hereof not less than United States Dollars Six Million (US$6,000,000) of services, including but not limited to, web distribution, advertising, consultancy services and such other services, from PCCW and its affiliated group companies at the then current fees and charges as shown in the relevant rate cards.

Pacific Century CyberWorks Ltd.	Charles Zhang

/s/ Mico Chung	/s/ Charles Zhang

Date: 12th July 2000	Date: 12th July 2000

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